E-1
Exhibit No. 1
Headway Corporate Resources, Inc.
Form 8-K dated December 31, 1997
File No. 0-23170







                    STOCK PURCHASE AGREEMENT


                             AMONG


               HEADWAY CORPORATE RESOURCES, INC.


                              AND


                 INTERBANK COMMUNICATIONS, INC.




                       December 24, 1997

                            CONTENTS
                                                           Page

1.   Definitions                                              1

2.   Purchase and Sale of Furash Shares                       3
     (a)  Basic Transaction                                   3
     (b)  Consideration                                       4
     (c)  The Closing                                         4
     (d)  Deliveries at the Closing                           4

3.   Representations and Warranties Concerning the Transaction4
     (a)  Representations and Warranties of the Seller        4
     (b)  Representations and Warranties of the Buyer         5

4.   Representations and Warranties Concerning Furash         6
     (a)  Organization, Qualification, and Corporate Power    6
     (b)  Capitalization                                      6
     (c)  Noncontravention                                    6
     (d)  Brokers' Fees                                       7
     (e)  Title to Assets                                     7
     (f)  Subsidiaries                                        7
     (g)  Financial Statements                                7
     (h)  Events Subsequent to Most Recent Fiscal Year End    7
     (i)  Undisclosed Liabilities                             9
     (j)  Legal Compliance                                    9
     (k)  Tax Matters                                         9
     (l)  Real Property                                      10
     (m)  Intellectual Property                              10
     (n)  Tangible Assets                                    10
     (o)  Inventory                                          11
     (p)  Contracts                                          11
     (q)  Notes and Accounts Receivable                      12
     (r)  Powers of Attorney                                 12
     (s)  Insurance                                          12
     (t)  Litigation                                         13
     (u)  Employees                                          13
     (v)  Employee Benefits                                  13
     (w)  Guaranties                                         14
     (x)  Certain Business Relationships With Furash         14
     (y)  Disclosure                                         14

5.   Pre-Closing Covenants                                   14
     (a)  General                                            14
     (b)  Notices and Consents                               14
     (c)  Operation of Business                              14
     (d)  Preservation of Business                           14
     (e)  Full Access                                        14
     (f)  Notice of Developments                             15

6.   Post-Closing Covenants                                  15
     (a)  General                                            15
     (b)  Litigation Support                                 15
     (c)  Transition                                         15
     (d)  Covenant Not to Compete                            15
     (e)  Financial Statements                               16
     (f)  Buyer Stock                                        16
     (g)  Contributions                                      16

7.   Conditions to Obligation to Close                       17
     (a)  Conditions to Obligation of the Buyer              17
     (b)  Conditions to Obligation of the Seller             17

8.   Remedies for Breaches of This Agreement                 19
     (a)  Survival of Representations and Warranties         19
     (b)  Indemnification Provisions for Benefit of the Buyer19
     (c)  Indemnification Provisions for Benefit of the Seller19
     (d)  Matters Involving Third Parties                    19
     (e)  Determination of Adverse Consequences              20
     (f)  Arbitration                                        20
     (g)  Exclusive Remedy                                   21

9.   Tax Matters                                             21
     (a)  Tax Sharing Agreements                             21
     (b)  Taxes of Other Persons                             21
     (c)  Returns for Periods Through the Closing Date       21
     (d)  Audits                                             21
     (e)  Carrybacks                                         22
     (f)  Retention of Carryovers                            22
     (g)  Post-Closing Elections                             22
     (h)  Section 338(h)(10) Election                        22
     (I)  Certain Taxes                                      22

10.  Termination                                             22
     (a)  Termination of Agreement                           22
     (b)  Effect of Termination                              23

11.  Miscellaneous                                           23
     (a)  Representation of Parties                          23
     (b)  Press Releases and Public Announcements            23
     (c)  No Third-Party Beneficiaries                       24
     (d)  Entire Agreement                                   24
     (e)  Succession and Assignment                          24
     (f)  Counterparts                                       24
     (g)  Headings                                           24
     (h)  Notices                                            24
     (i)  Governing Law                                      25
     (j)  Amendments and Waivers                             25
     (k)  Severability                                       25
     (l)  Expenses                                           25
     (m)  Construction                                       25
     (n)  Incorporation of Exhibits, Annexes, and Schedules  25

     Exhibit A             Buyer Series A Preferred Stock Terms

     Exhibit B                         Forms of Side Agreements

     Annex  I  Exceptions to the Seller's Representations and
     Warranties Concerning the Transaction

     Annex  II  Exceptions to the Buyer's Representations and
     Warranties Concerning the Transaction

     Disclosure Schedule  Exceptions to Representations and
     Warranties Concerning Furash

     Annex III Reserve Funds Schedule


                    STOCK PURCHASE AGREEMENT

     Agreement entered into as of December 24, 1997, by and among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Seller"), and INTERBANK COMMUNICATIONS, INC., a Delaware corporation (the "Buyer"). The Seller and Buyer are referred to collectively herein as the "Parties."

      The Seller owns all of the outstanding capital stock of FURASH & COMPANY, INC., a Maryland corporation ("Furash").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of Furash in return for shares of the Series A Preferred Stock of Buyer.

      Now,  therefore, in consideration of the premises  and  the
mutual  promises  herein  made,  and  in  consideration  of   the
representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

       "Accredited  Investor"  has  the  meaning  set  forth   in
Regulation D promulgated under the Securities Act.

       "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Affiliated Group" means any affiliated group within the meaning of Code 1504(a).

       "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Stock" has the meaning set forth in 2(b) below.

     "Closing" has the meaning set forth in 2(c) below.

     "Closing Date" has the meaning set forth in 2(c) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning the business and affairs of Furash that is not already generally available to the public.

     "Disclosure Schedule" has the meaning set forth in 4 below.

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan within the meaning set forth in ERISA 3(37)), (d) Employee Welfare Benefit Plan within the meaning set forth in ERISA 3(1), or (e) or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA 3(2).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

      "Financial Statement" has the meaning set forth in 4(g) below.

     "Furash" has the meaning set forth in the preface above.

      "Furash Share" means any share of the Common Stock, par value $0.10 per share, of Furash.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

      "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Indemnified Party" has the meaning set forth in 8(d) below.

      "Indemnifying Party" has the meaning set forth in 8(d) below.

      "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all trade secrets and confidential business information (including ideas, know-how, compositions, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (c) all other proprietary rights, and (d) all copies and tangible embodiments thereof (in whatever form or medium).

       "Knowledge"   means  actual  knowledge  after   reasonable
investigation.

       "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in 4(g) below.

      "Most Recent Fiscal Quarter End" has the meaning set forth in 4(g) below.

      "Most Recent Fiscal Year End" has the meaning set forth in 4(g) below.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Third Party Claim" has the meaning set forth in 8(d) below.

     2. Purchase and Sale of Furash Shares.

      (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of its Furash Shares for the consideration specified below in this 2.

     (b) Consideration. The Buyer agrees to deliver to the Seller at the Closing 1,500 shares of the Buyer's Series A Preferred Stock, with the rights, privileges, and preferences set forth on Exhibit A attached hereto (the "Buyer Stock"), as full payment for the Furash Shares.

       (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller in New York, New York, commencing at 11:00 a.m. local time on December 31, 1997, or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

      (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in 7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of its Furash Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in 2(b) above.

       3.   Representations   and   Warranties   Concerning   the
Transaction.

     (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(a)) with respect to itself, except as set forth in Annex I attached hereto.

            (i) Organization of Seller. The Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

           (ii) Authorization of Transaction. The Seller has full corporate power and authority to execute and deliver this
     Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

           (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of the Seller's charter or bylaws or, to its Knowledge, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

           (iv) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

           (v) Investment. The Seller (A) understands that the Buyer Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock, and (F) is an Accredited Investor.

          (vi) Furash Shares. The Seller holds of record and owns beneficially all of the issued and outstanding Furash Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of Furash (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Furash.

      (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(b)), except as set forth in Annex II attached hereto.

            (i)  Organization  of  the  Buyer.  The  Buyer  is  a
     corporation  duly organized, validly existing, and  in  good
     standing  under  the  laws  of  the  jurisdiction   of   its
     incorporation.

           (ii) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this
     Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

           (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of the Buyer's charter or bylaws or, to its Knowledge, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

           (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

           (v)  Investment.  The  Buyer is not  acquiring  Furash
     Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities
     Act.

      4. Representations and Warranties Concerning Furash. The Seller represents and warrants to the Buyer that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 4.

     (a) Organization, Qualification, and Corporate Power. Furash is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Furash is duly authorized to conduct business and is in good standing under the laws of the District of Columbia. Furash has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. 4(a) of the Disclosure Schedule lists the directors and officers of Furash.

      (b) Capitalization. The entire authorized capital stock of Furash consists of 500,000 Furash Shares, of which 1,020 Furash Shares are issued and outstanding. All of the issued and outstanding Furash Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Furash to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Furash. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Furash.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) to the Knowledge of Seller, violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Furash is subject, or any provision of the charter or bylaws of Furash or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Furash is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Furash or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Furash does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Furash or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. Furash has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets. Furash has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. Furash has no Subsidiaries.

      (g) Financial Statements. 4(g) of the Disclosure Schedules includes the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheet as of December 31, 1996, and unaudited statements of income for the fiscal years ended December 31, 1996 and 1995 (the "Most Recent Fiscal Year End") for Furash; and (ii) unaudited balance sheet as of September 30, 1997, and unaudited statement of income (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1997 (the "Most Recent Fiscal Quarter End") for Furash. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Furash as of such dates and the results of operations of Furash for such periods; provided, however, that the Financial Statements lack footnotes and other presentation items and the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

      (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Furash. Without limiting the generality of the foregoing, since that date:

           (i) Furash has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;
            (ii) Furash has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

           (iii)  no  Person  has accelerated,  terminated,  made
     material   modifications  to,  or  canceled   any   material
     agreement, contract, lease, or license to which Furash is a party or by which it is bound;

           (iv) Furash has not imposed any Security Interest upon any of its assets, tangible or intangible;

            (v)   Furash  has  not  made  any  material   capital
     expenditures outside the Ordinary Course of Business;

            (vi) Furash has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

           (vii) Furash has not created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (viii) Furash has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (ix) there has been no change made or authorized in the charter or bylaws of Furash;

           (x) Furash has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

           (xi) Furash has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

           (xii) Furash has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xiii) Furash has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

           (xiv) Furash has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

           (xv)  Furash has not granted any increase in the  base
     compensation   of  any  of  its  directors,  officers,   and
     employees outside the Ordinary Course of Business;

           (xvi) Furash has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
     Plan);

          (xvii) Furash has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

           (xviii) Furash has not committed to any of the foregoing.

      (i) Undisclosed Liabilities. Furash does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business.

      (j) Legal Compliance. Furash has, to the Knowledge of Seller, complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Furash.

     (k) Tax Matters.

           (i) Furash has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a material adverse effect on the financial condition of Furash.

            (ii) 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign Income Tax Returns filed with respect to Furash for taxable periods ended on or after December 31, 1995, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Furash since December 31, 1995. Furash has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

           (iii) Furash is not a party to any Income Tax allocation or sharing agreement.

           (iv) Furash has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is Seller. Said Affiliated Group has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a material adverse effect on the financial condition of Furash. Furash has no liability for the Taxes of any Person other than itself under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law).

     (l) Real Property.

           (i) 4(l)(i) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Furash. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in 4(l)(i) of the Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed in 4(l)(i) of the Disclosure Schedule:

                     (A)  the lease or sublease is legal,  valid,
          binding, enforceable, and in full force and effect in all material respects;

                     (B) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                     (C)  no  party to the lease or sublease  has
          repudiated any material provision thereof;

                     (D)  there  are  no material disputes,  oral
          agreements, or forbearance programs in effect as to the lease or sublease;

                     (E)  Furash  has not assigned,  transferred,
          conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                      (F)  all  facilities  leased  or  subleased
          thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

      (m) Intellectual Property. Furash has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and the Seller and the directors and officers of Furash have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Furash must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Seller and the directors and officers of Furash, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of Furash in any material respect.

      (n) Tangible Assets. The furniture, equipment, and other tangible assets that Furash owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     (o) Inventory. Furash has no inventory.

      (p) Contracts. 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which Furash is a party:

           (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

           (iii) any agreement concerning a partnership or joint venture;

           (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

           (v) any material agreement concerning confidentiality or noncompetition;

           (vi) any material agreement with Seller and its Affiliates (other than Furash);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing material severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

           (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Furash; or

            (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

      (q) Notes and Accounts Receivable. All notes and accounts receivable of Furash are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the
Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Furash.

      (r) Powers of Attorney. To the Knowledge of the Seller and the directors and officers of Furash, there are no material outstanding powers of attorney executed on behalf of Furash.

      (s) Insurance. 4(s) of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Furash is a party, a named insured, or otherwise the beneficiary of coverage:

           (i) the name, address, and telephone number of the agent;

           (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

           (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (v)   a   description  of  any  retroactive   premium
     adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither Furash nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and
(C) no party to the policy has repudiated any material provision thereof.

      (t) Litigation. 4(t) of the Disclosure Schedule sets forth each instance in which Furash (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Seller and the directors and officers of Furash, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (u) Employees. To the Knowledge of any of the Seller and the directors and officers of Furash, no executive, key employee, or significant group of employees plans to terminate employment with Furash during the next 12 months. Furash is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Furash has not committed any material unfair labor practice. None of the Seller and the directors and officers of Furash has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Furash.

     (v) Employee Benefits.

            (i) 4(v) of the Disclosure Schedule lists each Employee Benefit Plan that Furash maintains or to which Furash contributes or has any obligation to contribute.

                     (A)  To  the Knowledge of Seller, each  such
          Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                    (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                     (D) Each such Employee Benefit Plan which is
          an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code 401(a).

                     (E)  The  Seller has delivered to the  Buyer
          correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

      (w)  Guaranties.  Except  as  set  forth  in  4(w)  of  the
Disclosure  Schedules, Furash is not a guarantor or otherwise  is
responsible   for   any   liability  or   obligation   (including
indebtedness) of any other Person.

      (x) Certain Business Relationships With Furash. Except as set forth in 4(x) of the Disclosure Schedules, the Seller and its Affiliates have not been involved in any material business arrangement or relationship with Furash within the past 12 months, and none of the Seller and its Affiliates owns any material asset, tangible or intangible, which is used in the business of Furash.

     (y) Disclosure. The representations and warranties contained in this 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 4 not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 7 below).

      (b) Notices and Consents. The Seller will cause Furash to give any notices to third parties, and will cause Furash to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in 4(c) above. Each of the Parties will (and the Seller will cause Furash to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(a)(ii), 3(b)(ii), and 4(c) above.

      (c) Operation of Business. The Seller will not cause or permit Furash to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit Furash to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in 4(h) above.

      (d) Preservation of Business. The Seller will cause Furash to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access. Seller will permit, and the Seller will cause Furash to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Furash, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Furash. The Buyer will treat and hold as such any Confidential Information it receives from the Seller and Furash in the course of the reviews contemplated by this 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller and Furash all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

      (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in 4 above. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of his or its own representations and warranties in 3 above. No disclosure by any Party pursuant to this 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to Furash.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Furash, the other Party will cooperate with it and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under 8 below).

      (c) Transition. Seller not will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Furash from maintaining the same business relationships with Furash after the Closing as it maintained with Furash prior to the Closing.

      (d) Covenant Not to Compete. For a period of one year from and after the Closing Date, the Seller will not engage directly or indirectly in any business that Furash conducts as of the Closing Date in any geographic area in which Furash conducts that business as of the Closing Date; provided, however, that the
Seller's ownership of less than 5% of the outstanding stock of any publicly-traded corporation shall not constitute being engaged in the business of Furash for purposes hereof; and provided further, that Seller shall not be deemed to be engaged in the business of Furash on the basis of any ownership or stock interest in Buyer or Furash. If the final judgment of a court of competent jurisdiction declares that any term or provision of this 6(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this
Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      (e) Financial Statements. As soon as practicable following the Closing Date (but in any event no later than March 31, 1998), Seller shall deliver to Buyer at Seller's expense an unaudited balance sheet and an unaudited statement of income (excluding notes thereto) of Furash for the calendar year ending December 31, 1997.

      (f) Buyer Stock. The Buyer Stock will be imprinted with a legend substantially in the following form:

            The shares represented by this certificate were originally issued on December 31, 1997, and has not been registered under the Securities Act of 1933, as amended. The transfer of the shares is subject to certain restrictions set forth in the Purchase Agreement. The issuer of the shares will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder desiring to transfer the Buyer Stock first must furnish the Buyer with (i) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Buyer Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     (g) Contributions. Prior to the Closing the Seller will make intercompany advances to Furash in the amount of $345,000 (the "Reserve Funds") and, except as hereinafter provided, upon the consummation of the transactions contemplated by this Agreement on the Closing Date all Reserve Funds shall be canceled and recorded by the Seller as capital contributions to Furash and Furash shall have no obligation of repayment or liability in respect thereof. The Reserve Funds represent cash contributed by the Seller to Furash for the purpose of paying bonus compensation to employees of Furash for services rendered in 1997, which will not be paid until 1998. These funds will be held, paid, and, under certain circumstances, returned to Seller as follows:

           (i) By the Closing Date, Seller and Furash shall establish an account at a financial institution selected by the Seller and deposit in such account the Reserve Funds. All interest that accrues on the Reserve Funds after the Closing Date shall be the income of Furash, and Seller shall have no interest in respect thereof. All disbursements of the Reserve Funds from the account will require two signatures, one a duly authorized person of Furash and the other a duly authorized person of the Seller. The Reserve funds shall be distributed in accordance with the terms set forth on Annex III.

           (ii) Notwithstanding any other provision in this Agreement to the contrary, all distributions of the Reserve Funds for bonus compensation attributable to 1997 made on or before February 15, 1998, shall be allocated to Seller and included in the consolidated Income Tax Return of Seller for the tax period ending December 31, 1997, and neither Buyer nor Furash shall claim any tax deduction with respect thereto for tax periods commencing on or after January 1, 1998.

           (iii) In the event any of the Reserve Funds allocated for distribution by February 15, 1998, on Annex III are not so distributed, said Reserve Funds shall be returned to the Seller and treated as a return of capital, and Seller shall have no further obligation to Buyer or Furash in respect thereof. In the event any of the Reserve Funds allocated for distribution by June 15, 1998, on Annex III are not so distributed, said Reserve Funds shall be returned to the Seller and treated as a return of capital, and Seller shall have no further obligation to Buyer or Furash in respect thereof.

     7. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (i) the representations and warranties set forth in 53(a) and 4 above shall be true and correct in all material respects at and as of the Closing Date;

           (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (iii) Furash shall have procured all of the material third party consents specified in 5(b) above.

           (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own Furash Shares and to control Furash, or (D) affect materially and adversely the right of Furash to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

           (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in 7(a)(i)-(iv) is satisfied in all respects;
           (vi) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits B-1 and B-2 attached hereto and the same shall be in full force and effect;

           (vii) the Buyer shall have received the resignations, effective as of the Closing, of Gary S. Goldstein and Barry
     S. Roseman as directors and officers of Furash; and

           (viii)  all  actions  to be taken  by  the  Seller  in
     connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this 7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (i) the representations and warranties set forth in 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

           (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

           (iv)  the Buyer shall have delivered to the  Seller  a
     certificate  to  the  effect that  each  of  the  conditions
     specified  above  in  7(b)(i)-(iii)  is  satisfied  in   all
     respects;

           (v) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits B-
     1  and  B-2 and the same shall be in full force and  effect;
     and

          (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this 7(b) if it executes a writing so stating at or prior to the Closing.

     8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained herein shall survive the Closing hereunder (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter.

      (b) Indemnification Provisions for Benefit of the Buyer. In the event the Seller breaches any of its representations, warranties, and covenants contained herein and provided that the Buyer makes a written claim for indemnification against the Seller pursuant to 10(h) below within the survival period specified in 8(a) above, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that (A) the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Seller contained in 4 above until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point the Seller will be obligated only to indemnify the Buyer from and against further such Adverse Consequences) and (B) there will be a $500,000 aggregate ceiling on the obligation of the Seller to indemnify the Buyer from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by breaches of the representations and warranties of the Seller.

     (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein and provided that the Seller makes a written claim for indemnification against the
Buyer pursuant to 10(h) below within the survival period specified in 8(a) above, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     (d) Matters Involving Third Parties.

           (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.
           (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with 8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

           (iv) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with 8(d)(ii) above, however, (A) the
     Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this 8.

     (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this 8. All indemnification payments under this 8 shall be deemed adjustments to the dollar value of the consideration given and received for the Furash Shares.

      (f) Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that this Section shall not in any way affect the right of any Party to seek injunctive relief specifically conferred by the terms of this Agreement with respect to the non-disclosure of Confidential Information. Any such arbitration shall take place in New York, New York, before three arbitrators, one of which shall be appointed by Buyer, one by Seller, and the third by the arbitrators so appointed; provided, however, that the Parties may by mutual agreement designate a single arbitrator. The Parties further agree that (i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the Parties. The arbitrators shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the Parties that arise from actions, suits or proceedings instituted on Third Party Claims. Each Party irrevocably submits to the jurisdiction and venue of the arbitration described above and to the jurisdiction and venue of the federal and state courts sitting in New York County, New York, for the enforcement of any judgment on the arbitrators' award, and waives any objection it may have with respect to the jurisdiction of such arbitrations or courts or the inconvenience of such forums or venues.

      (g) Exclusive Remedy. The Buyer and the Seller acknowledge and agree that the foregoing indemnification and arbitration provisions in this 8 shall be the exclusive remedy of the Buyer and the Seller with respect to Furash and the transactions contemplated by this Agreement.

     9. Tax Matters.

      The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

      (a) Tax Sharing Agreements. Any tax sharing agreement between the Seller and Furash is terminated as of the Closing
Date  and  will  have  no further effect  for  any  taxable  year
(whether the current year, a future year, or a past year).

      (b) Taxes of Other Persons. The Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of Furash for Taxes of any Person other than Furash under Reg. 1.1502-6 (or any similar provision of state, local or foreign law).

     (c) Returns for Periods Through the Closing Date. The Seller will include the income of Furash (including any deferred income triggered into income by Reg. 1.1502-13 and Reg. 1.1502-14 and any excess loss accounts taken into income under Reg. 1.1502-19) on the Seller's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Furash will furnish Tax information to the Seller for inclusion in Seller's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with Furash's past custom and practice. The income of Furash will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Furash as of the end of the Closing Date.

      (d) Audits. The Seller will allow Furash and its counsel to participate at its own expense in any audits of the Seller's consolidated federal income Tax Returns to the extent that such returns relate to Furash. Seller will not settle any such audit in a manner which would adversely affect Furash after the Closing Date unless such settlement would be reasonable in the case of a Person that owned Furash both before and after the Closing Date.

     (e) Carrybacks. Seller will immediately pay to the Buyer any Tax refund (or reduction in Tax liability) resulting from a carryback of a postacquisition Tax attribute of Furash into Seller's consolidated Tax Return, when such refund or reduction is realized by the Seller's group. Seller will cooperate with Furash in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns or refund claims. The Buyer agrees to indemnify Seller for any Taxes resulting from the disallowance of such postacquisition Tax attribute on audit or otherwise.

      (f) Retention of Carryovers. Seller may, in its sole discretion, elect to retain all or part of the net operating loss carryovers and capital loss carryovers of Furash under Reg. 1.1502-20(g). At Seller's request, the Buyer will cause Furash to join with Seller in filing any necessary elections under Reg. 1.1502-20(g).]

      (g) Post-Closing Elections. At Seller's request, the Buyer will cause Furash to make or join with Seller in making any Tax election if the making of such election does not have a material adverse impact on the Buyer or Furash for any postacquisition Tax period.

      (h) Section 338(h)(10) Election. At the Seller's option and upon its request, Buyer will join with the Seller in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of Furash hereunder. Seller will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and Furash against any Adverse Consequences arising out of any failure to pay such Tax. Seller will also pay any state, local, or foreign
Tax (and indemnify the Buyer and Furash against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of Furash hereunder.

      (i) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     10. Termination.

     (a) Termination of Agreement. The Parties may terminate this
Agreement as provided below:
           (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

           (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the
     Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing
     (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, l997, by reason of the failure of any condition precedent under 7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in 5(e) above shall survive termination.

     11. Miscellaneous.

      (a) Representation of Parties. The Parties all acknowledge that Mark E. Lehman of Lehman, Jensen & Donahue, L.C., prepared this Agreement on behalf of and in the course of his representation of Seller and that: (i) the Parties have been advised by Mr. Lehman that a conflict exists among their individual interests; (ii) the Parties have been advised by Mr. Lehman to seek the advice of independent counsel; (iii) the Parties have had the opportunity to seek the advice of independent counsel; (iv) the Parties have received no representations from Mr. Lehman about the tax consequences of this Agreement; (v) the Parties have been advised by Mr. Lehman that this Agreement may have tax consequences; (vi) the Parties have been advised by Mr. Lehman to seek the advice of independent tax counsel; (vii) the parties have had the opportunity to seek the advice of independent tax counsel; and, (viii) in the event any dispute arises under this Agreement, the firm of Lehman, Jensen & Donahue, L.C., may not be able to represent either Party.

      (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

      (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (f) Counterparts. This Agreement may be executed in one  or more counterparts, each of which shall be deemed an original  but
all   of  which  together  will  constitute  one  and  the   same
instrument.

      (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If  to the Seller:             Headway Corporate Resources,
Inc.
                         Attn:  Barry S. Roseman, President
                         850 Third Avenue, 11th Floor
                         New York, NY  10022

     If to the Buyer:              InterBank Communications, Inc.
                         Attn:  Simon A. Hershon, Chairman
                         1733 Connecticut Avenue, N.W.
                         Washington, D.C.  20009

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) Expenses. Each of the Parties and Furash will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that Furash has not borne or will not bear any of the Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

      (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

      (n) Incorporation of Exhibits, Annexes, and Schedules.  The
Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.






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      IN  WITNESS WHEREOF, the Parties hereto have executed  this
Agreement as of the date first above written.

HEADWAY CORPORATE RESOURCES, INC.  INTERBANK COMMUNICATIONS, INC.

By:  (Signature)                        By:  (Signature)